AMENDED AND RESTATED
                         SHAREHOLDER SERVICES AGREEMENT

     AGREEMENT to be effective September 30, 2005 by and between PRINCIPAL MANAGEMENT CORPORATION, (the "Administrator") and Executive Benefit Services, Inc. ("EBS").

     WHEREAS, The Administrator has entered into an Administrative Services Agreement with Principal Investors Fund, Inc. (the "Fund") pursuant to which the Administrator has agreed to provide certain shareholder services to retirement plans that are beneficial owners of the Plan Classes, as defined in the Administrative Services Agreement, of each of the series of the Fund that currently exists or hereafter is created and that offer the Plan Classes (the "Series"); and

     WHEREAS, EBS intends to act as plan administrator for certain Plans (the "EBS Plans"); and

     WHEREAS, The Administrator desires to contract with EBS to provide certain shareholder services for the EBS Plans.

     NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1.       APPOINTMENT OF SHAREHOLDER SERVICING AGENT

     The Administrator hereby appoints EBS to act as a shareholder servicing agent for the EBS Plans and to provide the services set forth below and EBS agrees to act, perform or assume the responsibility therefore in the manner and subject to the conditions hereinafter set forth.

2.   SERVICES FURNISHED BY EBS

     EBS shall provide the shareholder and administrative services set forth below (the "Shareholder Services") to the EBS Plans and shall pay all expenses associated with providing those services. Shareholder Services shall not include any activities or expenses that are primarily intended to result in the sale of additional shares of the Fund. Shareholder Services and related expenses may include, but are not limited to, the following:

(a) receiving, aggregating and processing purchase, exchange and redemption requests from EBS Plans and placing purchase, exchange and redemption orders with the Fund's transfer agent;
(b) providing EBS Plans with a service that invests the assets of their accounts in shares pursuant to pre-authorized instructions;
(c) processing dividend payments from the Fund on behalf of EBS Plans and changing shareholder account designations; (d) maintaining account records for EBS Plans; (e) providing notification to EBS Plans regarding transactions affecting their accounts; (f) forwarding prospectuses, financial reports, tax information and other communications from the Fund to EBS Plans; (g) distributing, receiving, tabulating and transmitting voting instructions from EBS Plans; and (h) other similar administrative services.

     In the carrying out of this function, EBS may contract with others, including companies affiliated with EBS, for data systems, processing services and other administrative services. EBS may at any time or times in its discretion appoint (and may at any time remove) other parties, including companies affiliated with EBS, as its agent to carry out such provisions of the Agreement as EBS may from time to time direct; provided, however, that the appointment of any such agent shall not relieve EBS of any of its responsibilities or liabilities hereunder.

3.   COMPENSATION FOR SERVICES

     The Administrator will pay EBS a fee as described in Appendix A hereto for services provided pursuant to this agreement.

4.   LIMITATION OF LIABILITY OF EBS

     EBS shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Administrator in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on EBS's part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

5.   DURATION AND TERMINATION OF THIS AGREEMENT

     This Agreement may, on sixty days written notice, be terminated at any time without the payment of any penalty, by the Administrator or by EBS.

6.   AMENDMENT OF THIS AGREEMENT

     No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

7.   ADDRESS FOR PURPOSE OF NOTICE

     Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of the Administrator and EBS for this purpose shall be the Principal Financial Group, Des Moines, Iowa 50392-0200.

8.   MISCELLANEOUS

     The captions in this Agreement are included for convenience of reference only, and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized.


                 Principal Management Corporation

                        /s/Ernest H. Gillum
                 By     ___________________________________________
                        Ernest H. Gillum, Vice President


                 Executive Benefit Services, Inc.

                        /s/Andrew P. Dalgliesh
                 By     ____________________________________________
                        Andrew P. Dalgliesh, Chief Financial Officer

                         PRINCIPAL INVESTORS FUND, INC.
                                   SCHEDULE A
The Administrator shall pay EBS a fee as indicated in the following table for services EBS provides as described in this Agreement:

                                                                                Annualized Fee as a Percentage
                                                                                 Of Average Daily Net Assets
                       Series                            Share Class

     Bond & Mortgage Securities                     Advisors Preferred                      0.088%
     Disciplined LargeCap Blend                     Advisors Preferred                      0.088%
     Diversified International Fund                 Advisors Preferred                      0.198%
     Government & High Quality Bond                 Advisors Preferred                      0.088%
     High Quality Int Term Bond                     Advisors Preferred                      0.044%
     Inflation Protection                           Advisors Preferred                      0.044%
     International Emerging Markets                 Advisors Preferred                      0.198%
     International Growth Fund                      Advisors Preferred                      0.198%
     LargeCap Growth                                Advisors Preferred                      0.088%
     LargeCap S&P 500 Index                         Advisors Preferred                      0.044%
     LargeCap Value                                 Advisors Preferred                      0.088%
     MidCap Blend                                   Advisors Preferred                      0.088%
     MidCap Growth                                  Advisors Preferred                      0.088%
     MidCap S&P 400 Index                           Advisors Preferred                      0.044%
     MidCap Value                                   Advisors Preferred                      0.088%
     Money Market                                   Advisors Preferred                      0.088%
     Partners Global Equity                         Advisors Preferred                      0.088%
     Partners Large Cap Growth                      Advisors Preferred                      0.088%
     Partners LargeCap Blend                        Advisors Preferred                      0.088%
     Partners LargeCap Blend I                      Advisors Preferred                      0.088%
     Partners LargeCap Growth I                     Advisors Preferred                      0.088%
     Partners LargeCap Growth II                    Advisors Preferred                      0.088%
     Partners LargeCap Value                        Advisors Preferred                      0.088%
     Partners LargeCap Value I                      Advisors Preferred                      0.088%
     Partners LargeCap Value II                     Advisors Preferred                      0.088%
     Partners MidCap Growth                         Advisors Preferred                      0.088%
     Partners MidCap Growth II                      Advisors Preferred                      0.088%
     Partners MidCap Value                          Advisors Preferred                      0.088%
     Partners SmallCap Blend                        Advisors Preferred                      0.088%
     Partners SmallCap Growth I                     Advisors Preferred                      0.088%
     Partners SmallCap Growth II                    Advisors Preferred                      0.088%
     Partners SmallCap Growth III                   Advisors Preferred                      0.088%
     Partners SmallCap Value                        Advisors Preferred                      0.088%
     Partners SmallCap Value I                      Advisors Preferred                      0.088%
     Partners SmallCap Value II                     Advisors Preferred                      0.088%
     Real Estate Securities                         Advisors Preferred                      0.044%
     Short-Term Bond                                Advisors Preferred                      0.044%
     SmallCap Blend                                 Advisors Preferred                      0.088%
     SmallCap Growth                                Advisors Preferred                      0.088%
     SmallCap S&P 600 Index                         Advisors Preferred                      0.044%
     SmallCap Value                                 Advisors Preferred                      0.088%
     Ultra Short Term Fund                          Advisors Preferred                      0.088%

     Bond & Mortgage Securities                     Preferred                               0.084%
     Disciplined LargeCap Blend                     Preferred                               0.084%
     Diversified International Fund                 Preferred                               0.189%
     Government & High Quality Bond                 Preferred                               0.084%
     High Quality Int Term Bond                     Preferred                               0.042%
     Inflation Protection                           Preferred                               0.042%
     International Emerging Markets                 Preferred                               0.189%
     International Growth Fund                      Preferred                               0.189%
     LargeCap Growth                                Preferred                               0.084%
     LargeCap S&P 500 Index                         Preferred                               0.042%
     LargeCap Value                                 Preferred                               0.084%
     MidCap Blend                                   Preferred                               0.084%
     MidCap Growth                                  Preferred                               0.084%
     MidCap S&P 400 Index                           Preferred                               0.042%
     MidCap Value                                   Preferred                               0.084%
     Money Market                                   Preferred                               0.084%
     Partners Global Equity                         Preferred                               0.084%
     Partners LargeCap Blend                        Preferred                               0.084%
     Partners LargeCap Blend I                      Preferred                               0.084%
     Partners LargeCap Growth                       Preferred                               0.084%
     Partners LargeCap Growth I                     Preferred                               0.084%
     Partners LargeCap Growth II                    Preferred                               0.084%
     Partners LargeCap Value                        Preferred                               0.084%
     Partners LargeCap Value I                      Preferred                               0.084%
     Partners LargeCap Value II                     Preferred                               0.084%
     Partners MidCap Growth                         Preferred                               0.084%
     Partners MidCap Growth II                      Preferred                               0.084%
     Partners MidCap Value                          Preferred                               0.084%
     Partners SmallCap Blend                        Preferred                               0.084%
     Partners SmallCap Growth I                     Preferred                               0.084%
     Partners SmallCap Growth II                    Preferred                               0.084%
     Partners SmallCap Growth III                   Preferred                               0.084%
     Partners SmallCap Value                        Preferred                               0.084%
     Partners SmallCap Value I                      Preferred                               0.084%
     Partners SmallCap Value II                     Preferred                               0.084%
     Real Estate Securities                         Preferred                               0.042%
     Short-Term Bond                                Preferred                               0.042%
     SmallCap Blend                                 Preferred                               0.084%
     SmallCap Growth                                Preferred                               0.084%
     SmallCap S&P 600 Index                         Preferred                               0.042%
     SmallCap Value                                 Preferred                               0.084%
     Ultra Short Term Fund                          Preferred                               0.084%

     Bond & Mortgage Securities                     Select                                  0.092%
     Disciplined LargeCap Blend                     Select                                  0.092%
     Diversified International Fund                 Select                                  0.207%
     Government & High Quality Bond                 Select                                  0.092%
     High Quality Int Term Bond                     Select                                  0.046%
     Inflation Protection                           Select                                  0.046%
     International Emerging Markets                 Select                                  0.207%
     International Growth Fund                      Select                                  0.207%
     LargeCap Growth                                Select                                  0.092%
     LargeCap S&P 500 Index                         Select                                  0.046%
     LargeCap Value                                 Select                                  0.092%
     MidCap Blend                                   Select                                  0.092%
     MidCap Growth                                  Select                                  0.092%
     MidCap S&P 400 Index                           Select                                  0.046%
     MidCap Value                                   Select                                  0.092%
     Money Market                                   Select                                  0.092%
     Partners Global Equity                         Select                                  0.092%
     Partners LargeCap Blend                        Select                                  0.092%
     Partners LargeCap Blend I                      Select                                  0.092%
     Partners LargeCap Growth                       Select                                  0.092%
     Partners LargeCap Growth I                     Select                                  0.092%
     Partners LargeCap Growth II                    Select                                  0.092%
     Partners LargeCap Value                        Select                                  0.092%
     Partners LargeCap Value I                      Select                                  0.092%
     Partners LargeCap Value II                     Select                                  0.092%
     Partners MidCap Growth                         Select                                  0.092%
     Partners MidCap Growth II                      Select                                  0.092%
     Partners MidCap Value                          Select                                  0.092%
     Partners SmallCap Blend                        Select                                  0.092%
     Partners SmallCap Growth I                     Select                                  0.092%
     Partners SmallCap Growth II                    Select                                  0.092%
     Partners SmallCap Growth III                   Select                                  0.092%
     Partners SmallCap Value                        Select                                  0.092%
     Partners SmallCap Value I                      Select                                  0.092%
     Partners SmallCap Value II                     Select                                  0.092%
     Real Estate Securities                         Select                                  0.046%
     Short-Term Bond                                Select                                  0.046%
     SmallCap Blend                                 Select                                  0.092%
     SmallCap Growth                                Select                                  0.092%
     SmallCap S&P 600 Index                         Select                                  0.046%
     SmallCap Value                                 Select                                  0.092%
     Ultra Short Term Fund                          Select                                  0.092%